UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 21, 2008

CLEARWIRE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33349	56-2408571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4400 Carillon Point, Kirkland, WA 98033
(Address of Principal Executive Offices) (Zip Code)
(425) 216-7600
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On November 21, 2008, Clearwire Corporation (the “Company”), Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. as co-documentation agents, JP Morgan Chase Bank, N.A. as syndication agent, Morgan Stanley & Co., Inc. as collateral agent, Morgan Stanley Senior Funding, Inc. as administrative agent and the other lenders party thereto (collectively, the “Lenders”), entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), to amend various terms of the Company’s Credit Agreement, dated as of July 3, 2007, as amended (the “Existing Credit Agreement”).
     Under the Transaction Agreement and Plan of Merger, dated as of May 7, 2008 (the “Transaction Agreement”) with Sprint Nextel Corporation, a Kansas corporation (“Sprint”), Intel Corporation, a Delaware corporation (“Intel”), Google Inc., a Delaware corporation (“Google”), Comcast Corporation, a Pennsylvania corporation (“Comcast”), Time Warner Cable Inc., a Delaware corporation (“Time Warner”), and Bright House Networks, LLC, a Delaware limited liability company (“Bright House Networks”), described in the Company’s Current Report on Form 8-K filed on May 7, 2008, as a condition to consummation of the transactions contemplated by the Transaction Agreement (the “Transactions”), the Company is required to obtain the consent of the lenders under the Existing Credit Agreement to the Transactions. The Company’s entry into the Amended Credit Agreement satisfies this closing condition.
     Under the Amended Credit Agreement, all obligations of the Company, as borrower, will be assumed on a joint and several basis by two newly-formed entities, Clearwire Sub LLC (“Clearwire Sub”) and Sprint Sub LLC (“Sprint Sub”), that will directly or indirectly hold all of the assets (including all associated spectrum and licenses) that as of the date on which the transactions contemplated by the Transaction Agreement occurs (the “Transactions Date”) are directly or indirectly held by the Company, and all of the assets contributed by Sprint pursuant to the Transactions. We refer to the Company, prior to the Transactions Date, and to the Co-Borrowers together, after the Transactions Date, as the Borrower. The Borrower’s obligations under the Amended Credit Agreement are guaranteed by each of its and, after the Transactions Date, the direct parent of the Co-Borrowers, Clearwire Communications LLC’s (“Clearwire Communications”) domestic and international subsidiaries (excluding the assets, but including the capital stock, of Clearwire International, LLC and its subsidiaries). The final maturity date of the Term Loans is the earlier of July 3, 2012 or, if the Transactions Date occurs, the thirty month anniversary of the Transactions Date.
     Subject to certain exceptions, the Borrower and Clearwire Communications may at any time after the Transactions Date add an additional tranche of term loans under the Amended Credit Agreement (collectively, the “Term Loans”) to be provided by Sprint (the “Incremental Sprint Term Loan”), without the consent of the Lenders. The Incremental Sprint Term Loan shall be in an aggregate principal amount not exceeding the amount of the Secured Note (as defined and described in the Transaction Agreement). For purposes of repayment and in the event of liquidation, dissolution or bankruptcy of the Borrower, the Incremental Sprint Term Loan shall be subordinated to the Term Loans and obligations under the Amended Credit Agreement.
     In addition, under the Amended Credit Agreement, the Term Loans must be prepaid in an amount equal to (1) 100% of the net cash proceeds of certain asset sales and dispositions by the Borrower, or, after the Transactions Date, Clearwire Communications, and their subsidiaries, subject to certain exceptions and reinvestment rights, (2) 100% of the net cash proceeds of issuances of certain debt obligations by the Borrower, or, after the Transactions Date, Clearwire Communications, and their subsidiaries, subject to certain exceptions, and (3) 50%, subject to reduction to a lower percentage based on our leverage ratio, of excess cash flow for any year, commencing in 2008, subject to certain exceptions.
     Under the Amended Credit Agreement, in addition to certain customary administrative and other fees, the Borrower is required to pay following fees:
•	On the day after the Transactions Date, a fee to Lenders that have executed the Amended Credit Agreement to the administrative agent on or before 8:00 a.m. on November 20, 2008 (the “Consenting Lenders”), in an aggregate amount equal to $50,000,000;

•	(i) If the Transactions Date has occurred on or before May 31, 2009, on the two year anniversary of the Transactions Date or (ii) otherwise, on November 30, 2009, an amount equal to 4.00% of the outstanding principal amount of the Term Loans on such date, which fee will be paid in kind by capitalizing the amount of the fee as of such date and adding it to the outstanding principal amount of the Term Loans; and

•	If (i) the Transactions Date has not occurred on or prior to May 31, 2009 or (ii) the Transaction Agreement is terminated on or prior to May 31, 2009,
o	an amount equal to 6.00% of the outstanding principal amount of the Term Loans on the earlier to occur of (i) May 31, 2009 and (ii) the date on which the Transaction Agreement has been terminated, which fee will be paid in kind by capitalizing the amount of the fee as of such date and adding it to the outstanding principal amount of the Term Loans; and

o	a fee on each of December 31, 2010 and December 31, 2011, in a cash amount equal to 4.00% of the outstanding principal amount of the Term Loans on such date.
     The interest rates under the Amended Credit Agreement are based on (a) a base rate loan, which will bear interest at 5.00% per annum above the base rate in effect at the time, which base rate shall be no lower than 4.75% per annum, or (b) Eurodollar loans, which will bear interest at 6.00% per annum above the base rate in effect at the time, which base rate shall be no lower than 2.75% per annum, provided that if the Transactions Date occurs on or before May 31, 2009, these rates shall increase by 50 basis points on each of the sixth, twelfth and eighteenth month anniversaries of the Transactions Date (each of which increased interest amounts may be paid in kind, at the option of the Borrower, capitalizing the amount of the fee as of such date and adding it to the outstanding principal amount of the Term Loans) and on the second year anniversary of the Transactions Date, the applicable margin will increase to (x) for base rate loans, 13.00% per annum and (y) for Eurodollar loans, 14.00% per annum. In addition, if the Transaction Agreement terminates, or if the Transactions Date does not occur, on or before May 31, 2009, then, on such termination or failure of the Transactions Date to occur, the applicable margin increases to (x) for base rate loans, 13.00% per annum, with the base rate no lower than 5.25%, and (y) for Eurodollar loans, 14.00% per annum, with a base rate no lower than 3.25% per annum. The base rate is defined as the higher of (x) the federal funds rate plus 0.5% and (y) the rate that the administrative agent announces from time to time as its prime or base commercial lending rate.
     The Amended Credit Agreement contains customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting the Borrower’s and, after the Transactions Date, Clearwire Communications’, and their subsidiaries’ ability to, among other things and subject to various exceptions, (1) declare dividends, make distributions or redeem or repurchase capital stock, (2) prepay, redeem or repurchase other debt, (3) incur liens or grant negative pledges, (4) make loans and investments and enter into acquisitions, (5) incur additional indebtedness, (6) make capital expenditures, (7) engage in mergers, acquisitions and asset sales, (8) conduct transactions with affiliates, (9) alter the nature of their businesses, or (10) change their fiscal year. The Borrower and, after the Transactions Date, Clearwire Communications, and their subsidiaries are also required to comply with various affirmative covenants.
     Events of default under the Amended Credit Agreement include, but are not be limited to, (1) the Borrower’s failure to pay principal, interest, fees or other amounts under the credit agreement when due (taking into account any applicable grace period), (2) any representation or warranty proving to have been materially incorrect when made, (3) covenant defaults subject, with respect to certain covenants, to a grace period, (4) bankruptcy events, (5) a cross default to certain other debt, (6) certain undischarged judgments (not paid within an applicable grace period), (7) a change of control, (8) certain ERISA-related defaults, (9) the invalidity or impairment of specified security interests. and (10) certain change of control events (which do not include the Transactions).
     The above summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
     The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Amended Credit Agreement are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits
     (d) The following exhibits are filed with this report and incorporated by reference herein:

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of November 21, 2008, by and among Clearwire Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. as co-documentation agents, JP Morgan Chase Bank, N.A. as syndication agent, Morgan Stanley & Co., Inc. as collateral agent, Morgan Stanley Senior Funding, Inc. as administrative agent and the other lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION
Dated: November 21, 2008
By:	/s/ Broady R. Hodder
Broady R. Hodder
Vice President and General Counsel

EXHIBIT INDEX
10.1	Amended and Restated Credit Agreement, dated as of November 21, 2008, by and among Clearwire Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. as co-documentation agents, JP Morgan Chase Bank, N.A. as syndication agent, Morgan Stanley & Co., Inc. as collateral agent, Morgan Stanley Senior Funding, Inc. as administrative agent and the other lenders party thereto.